FOR IMMEDIATE RELEASE

                               August 7, 2014

                 Contact: Susan Jordan

                      732-577-9997

UMH PROPERTIES, INC. REPORTS 2nd QUARTER 2014 EARNINGS

FREEHOLD, NJ, August 7, 2014........ UMH Properties, Inc. (NYSE:UMH) reported Core Funds from Operations Attributable to Common Shareholders (Core FFO) of $3,214,000 or $0.15 per diluted share for the quarter ended June 30, 2014, as compared to $3,063,000 or $0.17 per diluted share for the quarter ended June 30, 2013.  Excluding gains realized from the sale of securities during the quarter, Core FFO was $2,507,000 or $0.11 per diluted share for the quarter ended June 30, 2014, as compared to $2,692,000 or $0.15 per diluted share for the quarter ended June 30, 2013.

A summary of significant financial information for the three and six months ended June 30, 2014 and 2013 is as follows:

   For the Three Months Ended

       June 30,

	2014	2013

Total Income	$18,149,000	$16,098,000
Total Expenses	$16,490,000	$14,197,000
Income from Community Operations	$7,427,000	$6,836,000
Gain on Securities Transactions, net	$707,000	$371,000
Net Loss Attributable to Common Shareholders	$(412,000)	$(270,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.02)	$(0.02)
Core FFO (1)	$3,214,000	$3,063,000
Core FFO (1) per Diluted Common Share	$0.15	$0.17
Core FFO (1) Excluding Gains on Securities Transactions	$2,507,000	$2,692,000
Core FFO (1) Excluding Gains on Securities Transactions per Diluted Common Share	$0.11	$0.15
Weighted Average Diluted Shares Outstanding	22,104,000	18,196,000

(continued on next page)

   For the Six Months Ended

       June 30,

	2014	2013

Total Income	$33,998,000	$29,524,000
Total Expenses	$31,591,000	$26,438,000
Income from Community Operations	$13,986,000	$12,531,000
Gain on Securities Transactions, net	$1,215,000	$3,681,000
Net Income (Loss) Attributable to Common Shareholders	$(1,733,000)	$1,991,000
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.08)	$0.11
Core FFO (1)	$5,638,000	$8,318,000
Core FFO (1) per Diluted Common Share	$0.26	$0.46
Core FFO (1) Excluding Gains on Securities Transactions	$4,423,000	$4,637,000
Core FFO (1) Excluding Gains on Securities Transactions per Diluted Common Share	$0.20	$0.26
Weighted Average Diluted Shares Outstanding	21,701,000	17,909,000

A summary of significant balance sheet information as of June 30, 2014 and December 31, 2013 is as follows:

	June 30, 2014	December 31, 2013

Total Assets	$ 449,836,000	$ 407,980,000
Securities Available for Sale at Fair Value	$ 62,823,000	$ 59,255,000
Mortgages Payable	$ 176,484,000	$ 160,640,000
Loans Payable	$ 62,994,000	$ 49,119,000
Total Shareholders’ Equity	$ 201,180,000	$ 190,586,000

Samuel A. Landy, President and CEO, commented on the results of the second quarter of 2014:

“Core FFO per share has increased from $0.05 for the fourth quarter of 2013 to $0.11 for the first quarter of 2014 to $0.15 for the current quarter.  Income from community operations increased to $7.4 million for the second quarter of 2014, as compared to $6.8 million for the same period in 2013.  Same store occupancy has increased by 130 basis points to 82.6% currently, as compared to 81.3% a year ago.  Occupancy in rental units continues to be strong and is currently at 93%.  These positive trends are expected to continue throughout 2014. ”

(continued on next page)

“On the acquisition front, subsequent to quarter-end, we purchased six manufactured home communities located in Pennsylvania and Ohio for an aggregate cost of $17.6 million.  These all-age communities total approximately 600 developed homesites situated on 278 acres.  The weighted-average occupancy for these communities is 87%.  We anticipate additional acquisitions going forward.”

UMH Properties, Inc. will host its Second Quarter 2014 Financial Results Webcast and Conference Call.  Senior management will discuss the results, current market conditions and future outlook on Friday, August 8, 2014 at 10:00 a.m. Eastern Time.

The Company’s 2014 second quarter financial results being released herein will be available on the Company’s website at www.umh.com in the “Financial Information and Filings” section under the “Investors” tab.

To participate in the webcast, select the “Investors” tab at the top of the Company’s website at www.umh.com, then select the microphone icon.  Interested parties can also participate via conference call by calling toll free 888-317-6016 (domestically) or 412-317-6016 (internationally).The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, August 8, 2014.  It will be available until November 1, 2014, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10047715.  A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.com under the “Investors” tab.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates eighty-eight manufactured home communities containing approximately 15,100 developed homesites.  These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties.  Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

(continued on next page)

Notes:

(1)  Non-US GAAP Information:  FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization.   We define Core FFO as FFO plus acquisition costs.  We define Income from Community Operations as Rental and Related Income less Community Operating Expenses.  FFO and Core FFO per diluted common share are defined as FFO and Core FFO divided by weighted average diluted common shares outstanding.  FFO and Core FFO per diluted common share should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs).   FFO and Core FFO per diluted common share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and Core FFO per diluted common share are significant components in understanding the Company’s financial performance.

FFO and Core FFO per diluted common share (A) do not represent cash flow from operations as defined by accounting principles generally accepted in the United States of America; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (C) are not alternatives to cash flow as a measure of liquidity.  FFO and Core FFO per diluted common share, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The Company’s FFO and Core FFO for the three and six months ended June 30, 2014 and 2013 are calculated as follows:

	Three Months Ended		Six Months Ended
	6/30/14	6/30/13	6/30/14	6/30/13

Net Income (Loss) Attributable to Common Shareholders	$(412,000)	$(270,000)	$(1,733,000)	$1,991,000
Depreciation Expense	3,672,000	3,009,000	7,110,000	5,399,000
(Income) Loss on Sales of Depreciable Assets	(46,000)	52,000	(24,000)	65,000
FFO Attributable to Common Shareholders	3,214,000	2,791,000	5,353,000	7,455,000
Acquisition Costs	-0-	272,000	285,000	863,000
Core FFO	$3,214,000	$3,063,000	$5,638,000	$8,318,000

The Company’s Core FFO, excluding the net Gain on Sales of Securities Transactions, for the three and six months ended June 30, 2014 and 2013 are calculated as follows:

	Three Months Ended		Six Months Ended
	6/30/14	6/30/13	6/30/14	6/30/13
Core FFO Attributable to Common Shareholders	$3,214,000	$3,063,000	$5,638,000	$8,318,000
Less: Gain on Sales of Securities Transactions, net	707,000	371,000	1,215,000	3,681,000
Core FFO, excluding net Gain on Sales of Securities Transactions, Attributable to Common Shareholders	$2,507,000	$2,692,000	$4,423,000	$4,637,000

The following are the cash flows provided (used) by operating, investing and financing activities for the six months ended June 30, 2014 and 2013:

	2014	2013
Operating Activities	$7,947,000	$3,769,000
Investing Activities	(19,545,000)	(77,210,000)
Financing Activities	14,992,000	76,748,000

# # # #